SEVENTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS


         THIS SEVENTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of January 25, 1999 (this "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Original Note") evidencing a certain loan (the "Loan") set forth more fully in and governed by a certain Loan Agreement of that same date to which the Bank is also a party (the "Original Loan Agreement");

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Amended and Restated Note dated July 16, 1998 increasing the principal amount of the Loan by $10,000,000.00, on an interim basis only, from $15,000,000.00 to $25,000,000.00 (the "Amended and Restated Note") and a certain First Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "First Amendment") that
(a) increased the principal amount of the Loan on an interim basis as aforesaid and (b) permitted a portion of the Loan to be reserved for the issuance of standby Letters of Credit by the Bank to and for the benefit of municipalities and other governmental units in connection with projects developed by Borrower from time to time as set forth more fully therein;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Second Amendment to Loan Agreement and Documents dated October 14, 1998 to which the Bank is also a party (the "Second Amendment") wherein (a) the Bank consented to the Borrower's proposed issuance of a convertible subordinated and unsecured note to OZ Master Fund, Ltd. in the principal amount of Ten Million Dollars ($10,000,000.00), (b) the Bank permitted the Borrower to guarantee financing from other financial institutions to certain Subsidiaries of Borrower in connection with certain development projects located in New York, New York (Battery Park City), Glen Ellyn, Illinois and Raleigh, North Carolina, which projects were to be originally financed by Nomura Asset Capital Corporation, (c) the Event of Default set forth in Section 7.01(O) of the Loan Agreement was modified and restructured, and (d) the Interim Maturity Date was extended to November 3, 1998;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Third Amendment to Loan Agreement and Documents dated October 20, 1998 to which the Bank is also a party (the "Third Amendment") wherein (a) the Maximum Revolving Loan Commitment was frozen at $24,953,750.00, (b) the Interim Maturity Date was extended to November 3, 1998, (c) it was agreed that, on the Interim Maturity Date (x) the outstanding principal balance of the Loan was to be reduced to $10,000,000.00, and (y) the principal amount of the Loan and Maximum Revolving Loan Commitment were to be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00, (d) the Interim Interest Rate and the Revised Default Rate were adjusted, and (e) certain additional changes to the Maximum Revolving Loan Commitment were mandated based upon the Stock Price of the Company from time to time, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Third Amendment;




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         WHEREAS,  the Loan was subsequently  modified and amended by Borrower's execution and delivery to the Bank of a certain Fourth Amendment to Loan Agreement and Documents dated November 3, 1998 to which the Bank is also a party (the "Fourth Amendment") wherein (a) the Interim Maturity Date was extended to a date certain which was the first to occur of (x) the earlier of November 30, 1998, or (y) the date on which Borrower closed on the Offering (as defined in the Fourth Amendment), and (b) it was agreed that, on the Interim Maturity Date
(x) the outstanding principal balance of the Loan was to be reduced to zero ($0.00) provided that the Offering had closed, (y) the outstanding principal balance of the Loan was to be reduced to $10,000,000.00 regardless of whether the Offering had closed, and (z) the principal amount of the Loan and Maximum Revolving Loan Commitment were to be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00 regardless of whether the Offering had closed, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Fourth Amendment;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Third Amended and Restated Note dated December 21, 1998 (the "Third Amended and Restated Note") and a certain Fifth Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "Fifth Amendment") wherein the principal amount of the Loan and the Maximum Revolving Loan Commitment was increased from $10,000,000.00 to $15,000,000.00, as set forth more fully in and subject to the terms and conditions of the Fifth Amendment;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Fourth Amended and Restated Note dated January 15, 1999 (the "Fourth Amended and Restated Note") and a certain Sixth Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "Sixth Amendment") wherein the principal amount of the Loan and the Maximum Revolving Loan Commitment was increased from $15,000,000.00 to $25,000,000.00, as set forth more fully in and subject to the terms and conditions of the Sixth Amendment (the Original Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and this Amendment is herein referred to as the "Loan Agreement");

         WHEREAS, subject to the terms and conditions of this Amendment, Borrower has requested the Bank to consent to the Borrower's proposed execution of that certain Loan Agreement between Borrower and FBR Asset Investment Corporation ("FBR") dated January 25, 1999 (the "FBR Loan Agreement") and that certain Promissory Note dated January 25, 1999 in favor of FBR pursuant to which Borrower will become indebted to the FBR in the original principal amount of $5,000,000.00 (the "FBR Promissory Note") [the FBR Loan Agreement and the FBR Promissory Note are referred to collectively as the "FBR Loan Documents" and the loan made pursuant thereto is referred to as the "FBR Loan"];

         WHEREAS, Borrower would otherwise be prohibited from entering into the FBR Loan under the existing Loan Agreement and Documents but for the consent of the Bank; and

         WHEREAS, the Bank is willing to consent to the FBR Loan, subject to and conditioned upon the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.


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         2.   Consent to FBR Loan. The Bank consents to the Borrower's execution of the FBR Loan Documents in form and content as set forth as Exhibit A and Exhibit B to the Subordination Agreement (as defined herein), and acknowledges that the FBR Loan shall not constitute a breach of a negative covenant or an Event of Default under the Loan Agreement upon the condition that (a) the FBR Loan shall be and remain at all times subordinate to the Loan in accordance with the terms of the Subordination Agreement and no violation or breach of the Subordination Agreement occurs, (b) FBR shall execute and Borrower shall in writing acknowledge the Subordination Agreement between the Bank and FBR dated January 25, 1999 (the "Subordination Agreement") in the form attached hereto as Exhibit A, and (c) the Borrower herein acknowledges the Subordination Agreement and herein agrees (i) that it will make no payment to FBR which is prohibited by the terms of the Subordination Agreement and (ii) that it will on request by the Bank execute and deliver all documents which may be deemed necessary or desirable by the Bank to evidence and protect the Bank's rights under the Subordination Agreement.

         3. Permanent Reduction. Effective as of January 15, 1999 and pursuant to the Sixth Amendment, the principal amount of the Loan and Maximum Revolving Loan Commitment has been increased from $15,000,000.00 to an amount not to exceed $25,000,000.00 until the Interim Maturity Date on which date, without further notice or demand (a) Borrower shall pay amounts necessary to reduce the outstanding principal balance of the Loan to $15,000,000.00 or less, and (b) the Maximum Revolving Loan Commitment shall be permanently reduced to an amount not to exceed $15,000,000.00 (the "Mandatory Permanent Reduction"). In addition to (but not to the exclusion of) the circumstances comprising the Interim Maturity Date which results in the Mandatory Permanent Reduction, the Maximum Revolving Loan Commitment shall also be automatically and permanently reduced to an amount not to exceed $15,000,000.00 on a date and time certain which date and time certain shall occur contemporaneous with Borrower's repayment of the outstanding principal balance of the Loan to an amount that is $15,000,000.00 or less at any time and for any reason whatsoever (the "Voluntary Permanent Reduction"). Notwithstanding the foregoing, in the event the Interim Maturity Date is the same date as the Maturity Date, the outstanding principal balance of the Loan together with any accrued but unpaid interest thereon and any other costs or amounts owed to the Bank hereunder shall be due and paid in full on such date. As of the date of this Amendment, the provisions of this paragraph are intended to supersede and replace the provision of Paragraph 5 of the Sixth Amendment.

         4. Bank Fees. Contemporaneous with and as a condition to the execution of the Sixth Amendment, Borrower paid the Bank a fee in the amount of $100,000.00 (the "Fee"), which Fee was and is deemed fully earned by the Bank at the time Borrower and the Bank executed the Sixth Amendment, as additional consideration for increasing the amount of the Loan and Maximum Revolving Loan Commitment to $25,000,000.00. If the outstanding principal balance of the Loan and the Maximum Revolving Loan Commitment are reduced to $15,000,000.00 or less on or prior to April 1, 1999, regardless of whether such reduction is a Mandatory Permanent Reduction or a Voluntary Permanent Reduction, and if the Borrower is not otherwise in default under the Loan Agreement or the Documents, fifty percent (50%) of the Fee shall be refunded to Borrower. Borrower shall also pay the reasonable legal fees of Bank counsel in connection with the preparation of this Amendment and all prior amendments and matters related thereto. In addition to the Fee, Borrower shall continue to be obligated to pay the Bank the Unused Commitment Fee in the amount of one-quarter of one percent (1/4%) per annum of the average unused Maximum Revolving Loan Commitment, excluding the LC Reserve, and as otherwise set forth in the Loan Agreement, as amended by this Amendment. As of the date of this Amendment, the provisions of this paragraph are intended to supersede and replace the provision of Paragraph 12 of the Sixth Amendment.

         5. Information. Borrower shall provide Bank, upon request, with copies of all documentation and information concerning the FBR Loan.



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         6.   Reaffirmation.  To the extent any term(s) or  condition(s)  in the
Loan Agreement or any of the Documents shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Loan Agreement and the Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Documents as amended herein. There are no other changes to the Documents, including without limitation the Loan Agreement, except for the changes specifically set forth herein. Notwithstanding the foregoing, Borrower acknowledges and agrees that in addition to amending certain terms and conditions of the Loan, this Amendment restates certain terms and conditions previously set forth in the Loan Agreement. Any terms or conditions set forth in the Loan Agreement that are not specifically amended or modified by this Amendment, even if not specifically restated herein, shall remain binding on the parties hereto.

         7. No Waiver. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under any other Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Document. The remedies herein provided and under any other Document are cumulative and not exclusive of any remedies provided by law.

         8. Certification. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the of this Amendment; (b) the officers of Borrower executing this Amendment have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and (d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Executive Committee of Borrower's Board of Directors approving this Amendment and the incumbency and signatures of the officers of Borrower signing this Amendment.

         9. Absence Of Claim. To further induce the Bank to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

         10. Illinois Law To Govern. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

         11. Binding Effect. The terms, provisions and conditions of this Amendment shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      BORROWER:

                                      BROOKDALE LIVING COMMUNITIES, INC.


                                  By: /s/ Darryl W. Copeland, Jr.
                                      -----------------------------------------
                                  Print Name:  Darryl W. Copeland, Jr.
                                  Title:  Executive Vice President

ATTEST:


By:  /s/ Robert J. Rudnik
     --------------------
Print Name:  Robert J. Rudnik
Title: Secretary

                                      BANK:

                                      LaSALLE NATIONAL BANK


                                      By: /s/ David E. Heise
                                          --------------------------------------
                                      Print Name:  David E. Heise
                                      Title: Commercial Banking Officer


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                                    EXHIBIT A

                             SUBORDINATION AGREEMENT



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